SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)  April 29, 1998

                             MALEX, INC.
     (Exact Name of Registrant as Specified in its Charter)




     Delaware             33-19435            75-2233445
   (State of                  (Commission         (IRS Employer
   Incorporation)        File Number)        Identification No.)




       2415 Midway Road, Suite 121, Carrollton, Texas  75006
(Address of Principal Executive Offices)





Registrant's  telephone number, including area code:  (972)  733-
3005

ITEM 1.   Changes in Control of Registrant

On April 29, 1998, Mick Y. Wettreich surrendered 24,134,000 common shares in the Registrant to the Registrant for cancellation receiving no compensation. Mr. M.Y. Wettreich also sold 7,150,000 common shares to Abuja Consultancy Ltd., a company affiliated with Mr. M.Y. Wettreich, for an undisclosed amount. Control of the Registrant now rests with Abuja Consultancy which owns 92.84% of the outstanding voting stock of the Registrant.

ITEM 4.   Changes in Registrant's Certifying Accountant

Michael Zinn, CPA has been dismissed as the Company's independent auditors effective April 29, 1998. During the past year, and the interim period ending April 29, 1998, there were no disagreements between the Company and the auditors regarding a policy or disclosure. The Registrant has requested that Michael Zinn, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Larry O'Donnell, CPA has been appointed effective April 29, 1998 to act as the auditor for the Company.

                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         MALEX, INC.


                         By:
                              Daniel Wettreich
                              President

Dated:  April 29, 1998

*Exhibits in relation to Item 4 to be filed within sixty days of this filing.